UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2019

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

Effective July 31, 2019, the Company and Grupo Español de Investigación en Sarcomas (“GEIS”) entered into a Collaboration Agreement For An Investigator-Initiated Clinical Trial (the “Clinical Trial Agreement”). The Clinical Trial Agreement sets forth the terms under which GEIS will conduct a clinical research protocol to study the safety and/or efficacy of LB-100, the Company’s lead compound (the “Study”). The Clinical Trial Agreement is intended to support a Phase 1b/randomized Phase 2 study of doxorubicin, the global standard for initial treatment of advanced soft tissue sarcomas versus doxorubicin plus LB-100. The Company will provide funding for up to 168 patients at a rate specified in the budget which is attached to the Agreement. The Study is to be performed in accordance with a protocol attached to the Clinical Trial Agreement.

The foregoing description of the terms of the Clinical Trial Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Clinical Research Agreement, a copy of which are filed with this Form 8-K and incorporated by reference. Portions of the Clinical Trial Agreement will be subject to a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On August 6, 2019, the Company issued a press release regarding the agreement with GEIS.

Item 9.01.	Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits which exhibit is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2019		LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Clinical Trial Research Agreement[1]
99.1	Press Release regarding the agreement with Grupo Español de Investigación en Sarcomas

[1]	Certain portions of the Exhibit have been omitted based upon a pending request for confidential treatment filed by the Company with the Securities and Exchange Commission.